UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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THE SWISS HELVETIA FUND, INC.

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THE SWISS HELVETIA FUND, INC.
615 East Michigan Street
Milwaukee, Wisconsin 53202

2019 ANNUAL MEETING OF STOCKHOLDERS

ISS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS

October 7, 2019

Dear Stockholder,

The Swiss Helvetia Fund, Inc. (NYSE: SWZ), a non-diversified registered closed-end investment company (the “Fund”), adjourned its 2019 Annual Meeting of Stockholders, initially scheduled for and convened on October 3, 2019 (the "Meeting”) until 11:00 a.m. on Thursday, October 31, 2019. As of the time of the Meeting, the Fund had received more votes cast “FOR” than votes cast “AGAINST” on all matters to be voted on at the Meeting.  As a result, the Board of Directors recommended and stockholders approved an adjournment to allow additional time to solicit proxies.

In a report published September 19, 2019, Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, recommended that stockholders vote “FOR” all of the proposals.

YOUR VOTE MATTERS.  Only stockholders of record on August 19, 2019 are entitled to vote. If you previously submitted a proxy card or voting instruction form (“VIF”) and do not wish to change your vote, no further action is required. If you previously submitted a proxy card or VIF and wish to change or revoke your vote, you may do so by submitting a later dated proxy card or VIF. If your shares are held in street name, you may contact your broker, bank or other nominee for instructions on how to change or revoke your vote.   If you have not yet voted, the Fund urges you to vote your shares as soon as possible. For your convenience, included with this letter is a proxy card or VIF.  If you have any questions regarding this solicitation, please call InvestorCom LLC at 877-972-0090.

The Board of Directors recommends that stockholders vote "FOR" the following proposals:

1. To elect two Class I Directors to serve for a one-year term;
2. To approve the proposed Investment Advisory Agreement between the Fund and Bulldog Investors, LLC;
3. To approve the replacement of the Fund’s fundamental investment objective with a non-fundamental investment objective of providing total return;
4. To approve amendments to certain of the Fund’s fundamental investment restrictions; and
5. To ratify the selection by the Fund’s Board of Directors of Tait, Weller & Baker, LLP as the Fund’s independent registered public accounting firm for the year ending December 31, 2019.

If stockholders approve Proposals 2, 3, and 4, the Fund intends, as soon as practicable thereafter, to commence  a tender offer for up to 15% of the Fund’s outstanding shares at a price of 95% of the Fund’s net asset value per share.

The Fund's proxy statement, which was filed with the SEC on August 20, 2019, including amendments or supplements thereto, and any other materials filed by the Fund with the SEC can be obtained free of charge at the SEC's website at www.sec.gov.

Sincerely,

/s/ Moritz Sell

Moritz Sell
Lead Independent Director